UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective June 5, 2007, the Board of Directors of Bally Total Fitness Holding Corporation (“Bally” or the “Company”) appointed Michael A. Feder to serve as Chief Operating Officer of the Company. Mr. Feder will be responsible for oversight and management of the Company’s operations. Mr. Feder succeeds former Chief Operating Officer John H. Wildman, who will remain with the Company as Senior Vice President, Sales and Interim Chief Marketing Officer.
     On June 5, 2007, the Company entered into an Agreement for Interim Management and Restructuring Services (the “APS Agreement”) with AP Services, LLC (“APS”), an affiliate of AlixPartners, LLP (“AlixPartners”), pursuant to which Mr. Feder will serve as the Company’s Chief Operating Officer. A copy of the APS Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The APS Agreement provides that the Company will compensate APS on account of Mr. Feder’s services at an hourly rate and will reimburse APS for Mr. Feder’s reasonable expenses incurred in connection with his services to the Company.
     Mr. Feder, age 60, is a Managing Director of AlixPartners, a financial advisory firm specializing in business performance improvement and corporate restructuring initiatives. Mr. Feder is also a Managing Director of APS. For the last 21 years, Mr. Feder has been a consultant specializing in providing operational and financial services to companies in connection with their restructuring initiatives. In his capacity as a consultant, Mr. Feder has served in a variety of senior leadership positions with both public and private companies. Since November 2005, Mr. Feder has served as an advisor to Calpine Corporation. From June 2005 to October 2005, Mr. Feder served as the interim Chief Executive Officer of InteliStaf, a privately held company in the nurse-staffing industry. From January 2004 to May 2005, Mr. Feder served as the Chief Restructuring Officer of Avado Brands, Inc., a casual dining restaurant operator. From September 2002 to January 2004, Mr. Feder served as the Chief Restructuring Officer of DIRECTV — Latin America. From 1986 to 1998, Mr. Feder was a principal of Stratford Partners, Inc., a financial consulting firm serving financially-troubled companies. Prior to serving as a consultant, Mr. Feder spent 16 years working within three Fortune 500 companies in management disciplines, including financial and business planning, mergers and acquisitions and business development and operations. Mr. Feder holds the designation of Certified Turnaround Professional, which is awarded by the Association of Certified Turnaround Professionals, of which Mr. Feder serves as a member of the Board of Directors.
     Mr. Feder was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Feder and any of the Company’s other directors or executive officers. There have been no related party transactions between the Company and Mr. Feder reportable under Item 404(a) of Regulation S-K.
     Former Chief Marketing Officer James A. McDonald will separate from the Company effective June 29, 2007. The terms of Mr. McDonald’s separation are being finalized.
Item 8.01 Other Events
     On June 6, 2007, the Company issued a press release (the “Press Release”) announcing the foregoing management changes. A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

10.1	Agreement for Interim Management and Restructuring Services dated June 5, 2007 between AP Services, LLC and the Company.

99.1	Press Release dated June 6, 2007.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant
Dated: June 11, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel